Exhibit 99.1

Joint Press Release

HIGHLANDS BANCORP, INC. SHAREHOLDERS APPROVE MERGER

WITH LAKELAND BANCORP, INC.;

PARTIES ANNOUNCE ANTICIPATED CLOSING DATE

Oak Ridge, NJ and Vernon, NJ—December 13, 2018. Lakeland Bancorp, Inc. (NASDAQ: LBAI) (“Lakeland Bancorp”), the parent company of Lakeland Bank, and Highlands Bancorp, Inc. (OTC Pink: HSBK) (“Highlands Bancorp”), the parent company of Highlands State Bank, announced today that the shareholders of Highlands Bancorp have approved the merger of Highlands Bancorp with and into Lakeland Bancorp. Approval of the merger by Lakeland Bancorp’s shareholders was not required.

The parties also announced that they intend to close the merger on or about January 4, 2019.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities. In connection with the merger, Lakeland Bancorp filed a registration statement with the Securities and Exchange Commission, which was declared effective. The proxy statement and prospectus contained in the registration statement was mailed to Highlands Bancorp’s shareholders. On December 13, 2018, the merger was approved by Highlands Bancorp’s shareholders. Investors are advised to read the proxy statement and prospectus because it contains important information. Copies of the proxy statement and prospectus and other documents filed by Lakeland Bancorp with the SEC are available free of charge at the SEC’s website at www.sec.gov. Documents filed by Lakeland Bancorp may also be accessed for free at Lakeland Bancorp’s website at www.lakelandbank.com, or by directing a request to Investor Relations, 250 Oak Ridge Road, Oak Ridge, NJ 07438 (973-697-2000). Requests for the proxy statement and prospectus may also be made to Steven C. Ackmann, President & CEO, Highlands Bancorp, Inc., 310 Route 94, PO Box 160, Vernon, NJ 07462 (973-658-4573).

Forward Looking Statements

This communication contains forward-looking statements with respect to the timing of consummation of the merger that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Neither Lakeland Bancorp nor Highlands Bancorp assumes any obligation for updating any such forward-looking statements at any time.

Contact:

Lakeland Bancorp, Inc.:

Thomas J. Shara

President and CEO

Thomas F. Splaine

EVP & CFO

973-697-2000

Highlands Bancorp, Inc.:

Steven C. Ackmann

President and CEO

973-764-3200